Exhibit 99.1

VCG Holding Corp. Announces Purchase of Jaguar’s Gold Club in Ft. Worth, Texas

DENVER—(BUSINESS WIRE)—VCG Holding Corp. (PTT - news) , a leading consolidator and operator of adult nightclubs, today announced that it has completed the acquisition of the Jaguar’s gentlemen’s club in Ft. Worth, Texas. This acquisition was not disclosed or announced prior to today as the company changed its policy of releasing letters of intent. The company has purchased 100% of the stock for Golden Productions JGC Fort Worth, LLC for cash consideration of approximately $3.7 million. VCG will use lines of credit to fund this acquisition. The purchase includes the building, which is subject to a 25-year land lease. As the club is a Bring Your Own Bottle (BYOB) establishment, it is not subject to a liquor license or the state liquor tax. The Jaguar’s club opened in February 2007 and is on pace to generate annual revenues of $3 million and pretax operating profits of approximately $1.2 million in 2007. The company plans to change the name of the club to PT’s by year end. “We are pleased to have completed our first, highly accretive acquisition of a Texas nightclub and look forward to expanding the visibility of the PT’s name,” stated Troy Lowrie, Chairman and CEO of VCG Holding. “This acquisition again shows VCG’s ability to buy at under its target multiple of 3.5 times cashflow. The BYOB concept is a great model that enjoys later hours of operation and 40% pretax profit margins. When we last addressed shareholders on the 2nd quarter conference call, we said the acquisition pipeline was strong. Our recent ownership of Portland and Fort Worth and the purchase agreement in Miami are a testament to management’s ability to execute our model.”

About VCG Holding Corp.

VCG Holding Corp. is an owner, operator and consolidator of adult nightclubs throughout the United States. The Company currently owns sixteen adult nightclubs and one upscale dance lounge. The nightclubs are located in Indianapolis, St. Louis, Denver, Colorado Springs, Raleigh, Minneapolis, Louisville, Portland, and Ft. Worth.

Forward-Looking Statements

Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions; the Company’s ability to identify and secure suitable locations for new nightclubs on acceptable terms, open the anticipated number of new nightclubs on time and within budget, achieve anticipated rates of same-store sales, hire and train additional nightclub personnel and integrate new nightclubs into its operations; the continued implementation of the

Company’s business discipline over a large nightclub base; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; changes in customer spending patterns; the impact of any negative publicity or public attitudes; competitive pressures from other national and regional nightclub chains; business conditions, such as inflation or a recession, or other negative effect on nightclub patterns, or some other negative effect on the economy, in general, including (without limitation) growth in the nightclub industry and the general economy; changes in monetary and fiscal policies, laws and regulations; war, insurrection and/or terrorist attacks on United States soil; and other risks identified from time to time in the Company’s SEC reports, including the Annual Report on Form 10-KSB for 2006, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, registration statements, press releases and other communications. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:

VCG Holding Corporation

Troy H. Lowrie, CEO, 303-934-2424

tlowrie@vcgh.com

Brent Lewis, CFO, 303-934-2424

blewis@vcgh.com

Fax: 303-922-0746